Exhibit 99.1

Investor Contact:	Media Contacts:

Christina Cheng	Kevin Wiggins
ir@bauschhealth.com	corporate.communications@bauschhealth.com
(514) 856-3855	(848) 541-3785
(877) 281-6642 (toll free)

Bausch Health Announces Exchange Offers and Consent Solicitations for

Certain Existing Senior Notes with Support from Approximately 23% of

Outstanding Existing Senior Notes

LAVAL, Quebec – Aug. 30, 2022 – Bausch Health Companies Inc. (NYSE/TSX: BHC) ( “Company”) announced today that it has commenced offers (the “Exchange Offers”) to exchange the existing senior notes set forth in the table below (the “Existing Senior Notes”) for up to an aggregate principal amount of $4.0 billion (subject to increase or decrease by the Offerors, the “Maximum New Secured Notes Amount”) of new secured notes, comprised of (i) up to $2.5 billion in aggregate principal amount (the “Maximum First Lien Notes Amount”) of new 11.00% First Lien Secured Notes due 2028 (the “New First Lien Notes”) and up to $500.0 million in aggregate principal amount (the “Maximum Second Lien Notes Amount”) of new 14.00% Second Lien Secured Notes due 2030 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New BHC Secured Notes”), in each case, to be issued by the Company, and (ii) $1.0 billion in aggregate principal amount (the “Holdco Notes Amount”) of new 9.00% Senior Secured Notes due 2028 (the “Intermediate Holdco Secured Notes” and, together with the New BHC Secured Notes, the “New Secured Notes”) to be issued by 1375209 B.C. Ltd. (the “Holdco Issuer” and, together with the Company, the “Offerors”), an existing wholly-owned unrestricted subsidiary of the Company that holds 38.6% of the outstanding issued and common shares of Bausch + Lomb Corporation, in each case, pursuant to the terms described in an Exchange Offer Memorandum and Consent Solicitation Statement, dated August 30, 2022 (the “Exchange Offer Memorandum”).

Certain holders of the Existing Senior Notes (the “Supporting Holders”), who collectively represent approximately 22.8% of the aggregate principal amount of the outstanding Existing Senior Notes, including approximately (i) 24.2% of the 9.00% Senior Notes due 2025, (ii) 35.1% of the 9.25% Senior Notes due 2026, (iii) 49.8% of the 8.50% Senior Notes due 2027, (iv) 36.5% of the 7.00% Senior Notes due 2028, (v) 26.8% of the 5.00% Senior Notes due 2028, (vi) 10.6% of the 5.00% Senior Notes due 2029, (vii) 5.0% of the 6.25% Senior Notes due 2029, (viii) 17.1% of the 7.25% Senior Notes due 2029 and (ix) 6.0% of the 5.25% Senior Notes due 2031, have entered into a support agreement with the Company (the “Support Agreement”), pursuant to which the Supporting Holders have agreed to tender all of their Existing Senior Notes in the Exchange Offers. The Support Agreement provides that Supporting Holders will have certain consent rights over extensions, amendments or waivers to the Exchange Offers or Consent Solicitations by the Company.

The following table describes certain terms of the Exchange Offers:

Title of Existing Senior Notes	CUSIP Number(1) (Rule 144A/Reg S)	Principal Amount Outstanding	Tender Cap		Acceptance Priority Level(2)	New Secured Notes	Exchange Consideration(3)	Early Exchange Premium(3)(4)	Total Consideration(3)(5)
9.00% Senior Notes due 2025	91911KAP7 / C94143AM3	$1,500,000,000	N/A		1	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$421.00	$31.00	$452.00
							$83.50	$6.00	$89.50
							$168.00	$13.00	$181.00

						Total	$672.50	$50.00	$722.50

9.25% Senior Notes due 2026(6)	91911XAV6 / U9098VAN2	$1,500,000,000	N/A		2	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$396.00	$31.00	$427.00
							$78.50	$6.00	$84.50
							$158.00	$13.00	$171.00

						Total	$632.50	$50.00	$682.50

8.50% Senior Notes due 2027(6)	91911XAW4 / U9098VAP7	$1,750,000,000	$500,000,000	(7)	3	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$338.00	$31.00	$369.00
							$67.00	$6.00	$73.00
							$135.00	$13.00	$148.00

						Total	$540.00	$50.00	$590.00

5.25% Senior Notes due 2031	071734AL1 / C07885AG8	$909,188,000	N/A		4	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$263.00	$31.00	$294.00
							$52.00	$6.00	$58.00
							$105.00	$13.00	$118.00

						Total	$420.00	$50.00	$470.00

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Title of Existing Senior Notes	CUSIP Number(1) (Rule 144A/Reg S)	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level(2)	New Secured Notes	Exchange Consideration(3)	Early Exchange Premium(3)(4)	Total Consideration(3)(5)
5.25% Senior Notes due 2030	071734AJ6 / C07885AE3	$1,201,000,000	N/A	5	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$244.00	$31.00	$275.00
						$49.00	$6.00	$55.00
						$97.00	$13.00	$110.00

					Total	$390.00	$50.00	$440.00

5.00% Senior Notes due 2029	071734AM9 / C07885AH6	$834,000,000	N/A	6	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$269.00	$31.00	$300.00
						$54.00	$6.00	$60.00
						$107.00	$13.00	$120.00

					Total	$430.00	$50.00	$480.00

5.00% Senior Notes due 2028	071734AH0 / C07885AD5	$1,176,000,000	N/A	7	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$278.00	$31.00	$309.00
						$56.00	$6.00	$62.00
						$111.00	$13.00	$124.00

					Total	$445.00	$50.00	$495.00

6.25% Senior Notes due 2029	071734AK3 / C07885AF0	$1,406,000,000	N/A	8	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$269.00	$31.00	$300.00
						$54.00	$6.00	$60.00
						$107.00	$13.00	$120.00

					Total	$430.00	$50.00	$480.00

7.25% Senior Notes due 2029	071734AF4 / C07885AC7	$745,000,000	N/A	9	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$288.00	$31.00	$319.00
						$57.00	$6.00	$63.00
						$115.00	$13.00	$128.00

					Total	$460.00	$50.00	$510.00

7.00% Senior Notes due 2028	071734AD9 / C07885AB9	$748,000,000	N/A	10	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$308.00	$31.00	$339.00
						$61.50	$6.00	$67.50
						$123.00	$13.00	$136.00

					Total	$492.50	$50.00	$542.50

8.50% Senior Notes due 2027(6)	91911XAW4 / U9098VAP7	$1,750,000,000	N/A	11	New First Lien Notes New Second Lien Notes Intermediate Holdco Secured Notes	$338.00	$31.00	$369.00
						$67.00	$6.00	$73.00
						$135.00	$13.00	$148.00

					Total	$540.00	$50.00	$590.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Senior Notes. They are provided solely for convenience.
(2)

The Maximum New Secured Notes Amount of New Secured Notes that may be issued to Eligible Holders pursuant to the Offers is $4.0 billion. The Offerors reserve the right, in their sole discretion, subject to applicable law and the consent of the Supporting Holders, to increase or decrease the Maximum New Secured Notes Amount, but there can be no assurance that the Offerors will do so. Existing Senior Notes accepted for exchange on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth herein (with “1” being the highest Acceptance Priority Level and “11” being the lowest Acceptance Priority Level). The Offerors will only accept for exchange Existing Senior Notes up to an aggregate principal amount that will not result in the aggregate principal amount of New Secured Notes issued pursuant to the Offers to exceed the Maximum New Secured Notes Amount.

(3)

Consideration in the form of principal amount of New Secured Notes, per $1,000 principal amount of Existing Senior Notes that are validly tendered and accepted for exchange, subject to any Exchange Consideration Reallocation (as defined herein) and any rounding as described herein. Excludes accrued interest, which will be paid in cash in addition to the Exchange Consideration or the Total Consideration, as applicable.

(4)	The Early Exchange Premium will be payable to Eligible Holders who validly tender Existing Senior Notes at or prior to the Early Tender Time.
(5)	Includes the Early Exchange Premium for Existing Senior Notes validly tendered at or prior to the Early Tender Time.
(6)	Bausch Health Americas, Inc. is the issuer and the Company is a guarantor of such series of Existing Senior Notes.
(7)

No more than $500.0 million aggregate principal amount of the 8.50% Senior Notes due 2027 (as it may be increased by the Offerors in their sole discretion, the “Level 3 Tender Cap”) will be purchased at level “3” in the Exchange Offers.

The New BHC Secured Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s existing credit agreement, existing senior secured notes and existing senior notes. The New First Lien Notes will be secured on a first priority basis by liens on the assets that secure the existing credit agreement and existing senior secured notes, and will be effectively pari passu with the existing credit agreement and existing senior secured notes and effectively senior to the New Second Lien Notes and the existing senior notes to the extent of the value of the collateral. The New Second Lien Notes will be secured on a second priority basis by liens on the assets that secure the existing credit agreement and existing senior secured notes, and will be effectively junior to the existing credit agreement, existing senior secured notes and New First Lien Notes and effectively senior to the existing senior notes to the extent of the value of the collateral. The Intermediate Holdco Secured Notes will be general senior obligations of the Holdco Issuer secured by first priority liens on substantially all of the assets of the Holdco Issuer, but will not have any recourse to the Company, Bausch + Lomb Corporation, or any of their respective restricted subsidiaries.

Concurrent with the Exchange Offers, the Company and Bausch Health Americas, Inc. (“BHA”) have commenced a solicitation of consents (the “Consent Solicitations” and, together with the Exchange Offers, the “Offers”) from Eligible Holders (as defined below) of the Existing Senior Notes to amend certain provisions of the indentures (the “Proposed Amendments”) with respect to the applicable series of Existing Senior Notes (such indentures, the “Existing Indentures”).

Each Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time on September 27, 2022, or any other date and time to which the Offerors extend such Exchange Offer or Consent Solicitation in their sole discretion (such date and time for such Exchange Offer or Consent Solicitation, as it may be extended, the “Expiration Time”), unless earlier terminated.

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To be eligible to receive the applicable total consideration (the “Total Consideration”) in the applicable Exchange Offer and Consent Solicitation, Eligible Holders must validly tender and not validly withdraw their Existing Senior Notes and validly deliver and not revoke their consents at or prior to 5:00 p.m., New York City time, on September 13, 2022, or any other date and time to which the Offerors extend such period for such Exchange Offer or Consent Solicitation in their sole discretion (such date and time for such Exchange Offer or Consent Solicitation, as it may be extended, the “Early Tender Time”). Eligible Holders validly tendering their Existing Senior Notes after the applicable Early Tender Time and at or prior to the Expiration Time will only be eligible to receive the applicable exchange consideration set forth in the table above, subject to the Exchange Consideration Reallocation (the “Exchange Consideration”), which equals the applicable Total Consideration less the applicable Early Exchange Premium set forth in the table above.

Validly tendered Existing Senior Notes may be withdrawn and related consents revoked, with respect to an Exchange Offer and Consent Solicitation for any series of Existing Senior Notes at or prior to, and not thereafter (subject to applicable law), in the case of any series of Existing Senior Notes, the earliest of (i) the time of execution of the Supplemental Indenture (as defined below) relating to such series of Existing Senior Notes (which is expected to occur promptly after receipt of the Requisite Consents (as defined below) for such series), (ii) 5:00 p.m., New York City time, on September 13, 2022, unless extended by the Offerors in their sole discretion (provided the Consent Solicitation with respect to such series of Existing Senior Notes is also terminated as of such date and time) and (iii) the termination of the Consent Solicitation with respect to such series of Existing Senior Notes. The occurrence of such event with respect to a series of Existing Senior Notes is referred to as the “Withdrawal Deadline” for such series of Existing Senior Notes.

If the Exchange Offers are not subscribed in an amount that results in the Holdco Issuer issuing Intermediate Holdco Secured Notes in an aggregate principal amount equal to at least the Holdco Notes Amount as consideration to tendering holders of Existing Senior Notes accepted in the Exchange Offers, the applicable Exchange Consideration for each series of Existing Senior Notes of each tendering holder of Existing Senior Notes accepted in the Exchange Offers will be automatically reallocated such that (i) the remaining amount of Intermediate Holdco Secured Notes necessary to reach the Holdco Notes Amount will be issued to such tendering holders whose Existing Senior Notes have been validly tendered and accepted for purchase pursuant to the terms of the Exchange Offers and (ii) any tendering holder to which such reallocation is applied will have a corresponding dollar-for-dollar reduction in the amount of New First Lien Notes and New Second Lien Notes issued to such tendering holders (with such New First Lien Notes and New Second Lien Notes reduced pro rata in accordance with the allocation among such New Secured Notes set forth in the table above) (such reallocation, the “Exchange Consideration Reallocation”). The Holdco Issuer will determine the Exchange Consideration Reallocation in its sole discretion by calculating the percentage increase in the aggregate principal amount of Intermediate Holdco Secured Notes necessary to reach the Holdco Notes Amount and applying such percentage increase to the principal amount of Intermediate Holdco Secured Notes that would have been issued to such holder prior to any reallocation and having a corresponding dollar-for-dollar decrease in the New First Lien Notes and New Second Lien Notes that would have been issued to such holder prior to any reallocation. In addition, the Level 3 Tender Cap limits the maximum aggregate principal amount of the 8.50% Senior Notes due 2027 that may be exchanged at Acceptance Priority Level “3” to $500.0 million; accordingly, acceptance for tenders of any 8.50% 2027 Notes may be subject to proration at Acceptance Priority Level “3” if the aggregate principal amount of 8.50% 2027 Notes validly tendered would result in the aggregate principal amount of 8.50% 2027 Notes exceeding the Level 3 Tender Cap. Any 8.50% 2027 Notes not accepted at Acceptance Priority Level “3” as a result of proration will be exchanged at Acceptance Priority Level “11”.

The Offerors expressly reserve the right, but are under no obligation, to increase or decrease the Maximum New Secured Notes Amount, the Maximum First Lien Notes Amount, the Maximum Second Lien Notes Amount, the Holdco Notes Amount and/or the Level 3 Tender Cap set forth in the table above, in each case, at any time, subject to applicable law and any consent rights of the Supporting Holders. This could result in the Offerors purchasing a greater or lesser aggregate principal amount of Existing Senior Notes in the

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Offers and issuing a greater or lesser aggregate principal amount of New Secured Notes. There can be no assurance that the Offerors will exercise their right to increase or decrease the Maximum New Secured Notes Amount, the Maximum First Lien Notes Amount, the Maximum Second Lien Notes Amount, the Holdco Notes Amount and/or the Level 3 Tender Cap. Further, the Offerors expressly reserve the right, but are under no obligation, to increase or decrease the amount of New First Lien Notes, New Second Lien Notes and/or Intermediate Holdco Secured Notes that comprise the Maximum New Secured Notes Amount and/or the Level 3 Tender Cap, as applicable, at any time, subject to applicable law and any consent rights of the Supporting Holders. This could result in the Offerors issuing a greater or lesser aggregate principal amount of New First Lien Notes, New Second Lien Notes and/or Intermediate Holdco Secured Notes. There can be no assurance that the Offerors will exercise their right to increase or decrease the aggregate principal amount of New First Lien Notes, New Second Lien Notes and/or Intermediate Holdco Secured Notes.

The Offerors will exchange any Existing Senior Notes that have been validly tendered at or prior to the Expiration Time and that they choose to accept for exchange, subject to all conditions to such Exchange Offer and Consent Solicitation having been either satisfied or waived by the Offerors, within three business days following the Expiration Time or as promptly as practicable thereafter (the settlement date of such exchange with respect to an Exchange Offer and Consent Solicitation being referred to as the “Settlement Date”), subject to the Maximum New Secured Notes Amount, the Exchange Consideration Reallocation, the Acceptance Priority Level and proration.

Subject to the Maximum New Secured Notes Amount, the Level 3 Tender Cap, and proration, all Existing Senior Notes of a series validly tendered at or before the Expiration Time having a higher Acceptance Priority Level will be accepted before any Existing Senior Notes of another series tendered at or before the Expiration Time having a lower Acceptance Priority Level are accepted, even if the Existing Senior Notes having a lower Acceptance Priority Level were tendered prior to the applicable Early Tender Time and the Existing Senior Notes having a higher Acceptance Priority Level were tendered after the Early Tender Time but on or prior to the Expiration Time. Accordingly, even if the Offers are fully subscribed such that the aggregate Exchange Consideration issuable in respect of Existing Senior Notes validly tendered equals at least the Maximum New Secured Notes Amount as of the applicable Early Tender Time, Existing Senior Notes validly tendered at or before the applicable Early Tender Time may be subject to proration if the Offerors accept Existing Senior Notes tendered after the applicable Early Tender Time but on or prior to the Expiration Time that have a higher Acceptance Priority Level than such Existing Senior Notes. In such a scenario, the Offerors will (assuming satisfaction or waiver of the conditions set forth in the Exchange Offer Memorandum with respect to the Offers) accept all validly tendered Existing Senior Notes and related consents, on or prior to the Expiration Time on a prorated basis based on the Acceptance Priority Level such that the aggregate Exchange Consideration equals the Maximum New Secured Notes Amount (subject to rounding down to the nearest $1,000). A Consent Solicitation with respect to a series of Existing Senior Notes will be terminated if either (i) the consents of holders of a majority in aggregate principal amount of such series of Existing Senior Notes outstanding (excluding any Existing Senior Notes held by the Company or its affiliates) (with respect to each series of Existing Senior Notes, the “Requisite Consents”) for such series are not obtained, or (ii) such series is subject to proration in the related Offer, and in either such case, the applicable Proposed Amendments for such series of Existing Senior Notes will not become effective.

All Existing Senior Notes not accepted as a result of proration will be rejected from the applicable Offer and will be promptly returned to the tendering Eligible Holder.

Existing Senior Notes may be tendered and accepted for exchange only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that the New Secured Notes will be issued with minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. If proration causes the Company to return less than the minimum denomination of a series of Existing Senior Notes to an Eligible Holder, then the Offerors will either accept all or reject all of the Existing Senior Notes of such series tendered by such Eligible Holder. The amount of New Secured Notes to be issued to any Eligible Holder will be rounded down to the nearest $1,000. Any fractional portion of New Secured Notes not received as a result of rounding down will be paid in cash.

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If the Requisite Consents to the applicable Proposed Amendments are received and not revoked with respect to a series of Existing Senior Notes, the Company or BHA, as the case may be, and the trustee under the Existing Indenture governing such series of Existing Senior Notes are expected to execute a supplemental indenture to such Existing Indenture providing for the Proposed Amendments (with respect to any such series of Existing Senior Notes, a “Supplemental Indenture”), promptly after receipt of such Requisite Consents. The Supplemental Indenture will effect the Proposed Amendments only with respect to such series of Existing Senior Notes for which the applicable Requisite Consents were received and not revoked. The adoption of the Proposed Amendments with respect to any series of Existing Senior Notes is not conditioned upon the consummation of any other Consent Solicitation or adoption of the Proposed Amendments in respect of any other series of Existing Senior Notes or obtaining any Requisite Consent with respect to any other series of Existing Senior Notes. The failure to obtain the Requisite Consents with respect to any series of Existing Senior Notes will not affect the ability of the Company or BHA, as applicable, to enter into the Supplemental Indenture and cause the Proposed Amendments to become effective for any other series of Existing Senior Notes. If an Exchange Offer or the related Consent Solicitation with respect to a series of Existing Senior Notes is terminated or withdrawn, the Existing Indenture governing such series of Existing Senior Notes will remain in effect in its present form with respect to such series of Existing Senior Notes. However, if the Proposed Amendments for a series of Existing Senior Notes become operative, holders of such series of Existing Senior Notes who do not tender Existing Senior Notes will be bound by the applicable Proposed Amendments, meaning that their Existing Senior Notes will be governed by an Existing Indenture as amended by the applicable Supplemental Indenture.

Each Exchange Offer and Consent Solicitation is a separate offer and/or solicitation, and each may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Offerors’ sole discretion, subject to the consent rights of the Supporting Holders, and without amending, extending, terminating or withdrawing any other Exchange Offer or Consent Solicitation. No Offer is conditioned upon any minimum principal amount of Existing Senior Notes of any series being tendered nor the consummation of any other Offer or Consent Solicitation. Additionally, notwithstanding any other provision of the Offers, the Offerors’ obligations to accept and exchange any of the Existing Senior Notes validly tendered pursuant to an Offer is subject to the satisfaction or waiver of certain conditions, as described in the Exchange Offer Memorandum, and the Offerors each expressly reserves its right, subject to applicable law, to terminate any Offer and/or Consent Solicitation at any time.

The Exchange Offers and Consent Solicitations are being made, and the applicable series of New Secured Notes are being offered, only to holders of the Existing Senior Notes who are either (a) persons other than “U.S. persons” as defined in Regulation S, and who agree to purchase the New Secured Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S; or (b) persons who are reasonably believed to be both (i) “qualified institutional buyers” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and to whom the New Secured Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and (ii) qualified purchasers (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended; provided that, in each case, if such holder (i) is resident in Canada, such holder is required to complete, sign and submit to the exchange agent a Canadian holder form, which may be obtained from the information agent, or (ii) is in the European Economic Area or the United Kingdom, such holder is a “qualified investor” and is not a “retail investor”. With respect to holders in the European Economic Area, a “retail investor” means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a “customer” within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129. The holders of Existing Senior Notes who have certified to the Offerors that they are eligible to participate in the Offers and Consent Solicitations pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to www.dfking.com/bhc to confirm their eligibility.

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Full details of the terms and conditions of the Exchange Offers and the Consent Solicitations are described in the Exchange Offer Memorandum. The Exchange Offers and the Consent Solicitations are only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Exchange Offer Memorandum, which is being sent by the Offerors to Eligible Holders of the Existing Senior Notes. Eligible Holders of the Existing Senior Notes are encouraged to read these documents, as they contain important information regarding the Exchange Offers and the Consent Solicitations. This press release is neither an offer to purchase nor a solicitation of an offer to buy any Existing Senior Notes in the Exchange Offers or the Consent Solicitations.

Requests for the Exchange Offer Memorandum and other documents relating to the Exchange Offers and the Consent Solicitations may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Offers, at (212) 232-3233 (for banks and brokers only) or (877) 478-5045 (toll-free) (for all others) or bhc@dfking.com.

None of the Company, the Holdco Issuer, any of their respective subsidiaries or affiliates, or any of their respective officers, boards of directors or directors, the dealer manager and solicitation agent, the exchange agent and information agent or any trustee is making any recommendation as to whether Eligible Holders should tender any Existing Senior Notes in response to the Exchange Offers or deliver any consents pursuant to the Consent Solicitations and no one has been authorized by any of them to make such a recommendation. Eligible holders must make their own decision as to whether to tender their Existing Senior Notes and deliver consents, and, if so, the principal amount of Existing Senior Notes as to which action is to be taken.

The Exchange Offers and the Consent Solicitations are not being made to Eligible Holders of Existing Senior Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Exchange Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Exchange Offers and the Consent Solicitations will be deemed to be made on behalf of the Company, the Holdco Issuer and BHA, as applicable, by the dealer manager and solicitation agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The New Secured Notes have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Secured Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any issuance of New Secured Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the New Secured Notes in the United States and shall not constitute an offer, solicitation or sale of the New Secured Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the New Secured Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Bausch Health Companies Inc.

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our approximately 88.7% ownership of Bausch + Lomb. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health.

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Forward-Looking Statements

This news release may contain forward-looking statements about the future performance of the Company, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s most recent annual report on Form 10-K and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian securities administrators, which factors are incorporated herein by reference.

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